As filed with the Securities and Exchange Commission on January 12, 2007
                                                 Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------

                               Convera Corporation
             (Exact name of Registrant as specified in its charter)

             Delaware                                            54-1987541
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182
                    (Address of principal executive offices)

                             -----------------------

         Convera Corporation Amended and Restated 2000 Stock Option Plan
                            (Full title of the plan)

                             -----------------------

                                Patrick C. Condo
                             Chief Executive Officer
                               Convera Corporation
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182
                     (Name and address of agent for service)

                                 (703) 761-3700
          (Telephone number, including area code, of agent for service)

                             -----------------------

                                   Copies to:

                               Peter DiIorio, Esq.
                                Heller Ehrman LLP
                               Times Square Tower
                                 7 Times Square
                            New York, New York 10036
                           Telephone - (212) 832-8300

------------------------------------------------------------------------------------------------------------------------------------
                                                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
  Title of each class of securities        Amount to be          Proposed maximum            Proposed maximum          Amount of
           to be registered                 registered       offering price per share    aggregate offering price   registration fee
--------------------------------------- -------------------- -------------------------- --------------------------- ----------------
   Common Stock, $0.01 par value per
   share .............................      3,000,000 (1)            $4.16 (2)                 $12,480,000              $1,336


_____________________
(1) This Registration Statement covers the additional 3,000,000 shares of common stock approved by the stockholders of Convera Corporation. on July 18, 2006, that are issuable pursuant to Convera Corporation's Amended and Restated 2000 Stock Option Plan, plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's Common Stock on the Nasdaq Global Market on January 10, 2007.

                                     PART I
               INFORMATION REQUIRED IN THE SECTION 10(a)PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The registrant's Annual Report on Form 10-K for the year ended January 31, 2006, filed with the Commission filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended April 30, 2006, July 31, 2006 and October 31, 2006.

     (c) The registrant's Current Reports dated February 13, 2006, February 16, 2006, February 22, 2006, February 28, 2006, May 24, 2006, June 29, 2006,
July 24, 2006, August 23, 2006 and December 6, 2006.

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal period covered by the Transition Report referred to in (a) above.

     (e) The description of the Company's Common Stock, par value $.01 per share, as contained in a registration statement on Form 8-A filed on November 21, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     DELAWARE GENERAL CORPORATION LAW. Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     CERTIFICATE OF INCORPORATION AND BYLAWS. The registrant's Bylaws provide, pursuant to Section 145 of the GCL, for indemnification of officers, directors, employees and agents of the registrant and persons serving at the request of the registrant in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the registrant or such other business organizations. Additionally, the Bylaws provide for such indemnification to continue as to such persons even after they have ceased holding their position with the registrant.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.           EXHIBITS.

                   Exhibit
                   Number
                   ------
                   5.1      Opinion of Heller Ehrman LLP.

                   23.1     Consent  of Heller Ehrman LLP (included in Exhibit
                            5.1).

                   23.2     Consent of Independent Registered Public Accounting
                            Firm.

                   24.1 Powers of Attorney (included in signature page to this registration statement).
                   ---------


ITEM 9.           UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            [Signature Pages Follow]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Commonwealth of Virginia, on January 12, 2007.

                            Convera Corporation

                            By:       /s/ Patrick C. Condo
                                      ------------------------------------------
                                      Patrick C. Condo
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick C. Condo and Matthew G. Jones, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                         Title                                    Date

/s/ Patrick C. Condo                          President and Chief Executive Officer                   January 12, 2007
------------------------------------           (Principal Executive Officer)
Patrick C. Condo

/s/ Matthew G. Jones                          Chief Financial Officer, Treasurer and Secretary        January 12, 2007
------------------------------------           (Principal Financial and Accounting Officer)
Matthew G. Jones

/s/ Ronald J. Whittier                        Chairman of the Board                                   January 12, 2007
------------------------------------
Ronald J. Whittier

/s/ Herbert A. Allen                          Director                                                January 12, 2007
------------------------------------
Herbert A. Allen

/s/ Herbert A. Allen III                      Director                                                January 12, 2007
------------------------------------
Herbert A. Allen III

/s/ Stephen D. Greenberg                      Director                                                January 12, 2007
------------------------------------
Stephen D. Greenberg

/s/ John C. Botts                             Director                                                January 12, 2007
------------------------------------
John C. Botts

/s/ Eli S. Jacobs                             Director                                                January 12, 2007
------------------------------------
Eli S. Jacobs

/s/ Donald R. Keough                          Director                                                January 12, 2007
------------------------------------
Donald R. Keough

/s/ Ajay Menon                                Director                                                January 12, 2007
------------------------------------
Ajay Menon

/s/ Alexander F. Parker                       Director                                                January 12, 2007
------------------------------------
Alexander F. Parker


/s/ Sydney Pollack                            Director                                                January 12, 2007
------------------------------------
Sydney Pollack

/s/ Carl J. Rickertsen                        Director                                                January 12, 2007
------------------------------------
Carl J. Rickertsen

                                              Director                                                January __, 2007
------------------------------------
Jeffrey White